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                                                                     EXHIBIT 11
                               BHA GROUP, INC.
                 COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                              THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                                   MARCH 31,                                    MARCH 31,
                                                               1995               1994                   1995                1994
                                                               ----               ----                   ----                ----

Net earnings                                                 $1,580,697        $1,170,260             $2,991,654         $2,225,007
Weighted average number of common
     and common stock equivalent
     shares:

         Weighted average number of
              outstanding common shares                       5,665,285         6,380,002              5,814,814          6,376,540

         Dilutive effect  (excess of number
              of shares  issuable  over  number of
              shares  assumed to be  repurchased
              with the proceeds of exercised
              options based on the average market
              price during the period)                          120,108            84,513                117,800             83,545
                                                             ----------        ----------             ----------          ---------
                                                              5,785,393         6,464,515              5,932,614          6,460,085
Earnings per common and common
     stock equivalent shares:                                $      .27        $      .18             $      .50         $      .34
                                                             ----------        ----------             ----------          ---------
Weighted average number of common and common
     stock equivalent  shares,  assuming
     full dilution:

     Additional  dilutive  effect  (reduction
         in number of shares  assumed to be
         repurchased  with the proceeds of
         exercised  stock options based on the
         end of the period market price of the stock,
         if higher than the average price)                       --                 --                    --                  --
                                                             ----------        ----------             ----------          ---------
                                                              5,785,393         6,464,515              5,932,614          6,460,085
                                                             ----------        ----------             ----------          ---------
Earnings per common and common
     stock equivalent shares assuming
     full dilution:                                         $      .27         $      .18            $       .50        $       .34
                                                             ----------        ----------             ----------          ---------

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